UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GOLDMAN SACHS ETF TRUST

GOLDMAN SACHS TRUST

(Name of Registrant as Specified in Its Charter)

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August 2026

Your Voice Matters: Thank you for Participating

Dear Shareholder,

We are reaching out on behalf of Goldman Sachs Funds regarding an important upcoming shareholder vote related to your investment.

Your participation is sincerely appreciated. By casting your vote, you help ensure your voice is represented in the fund’s decision-making process.

For your convenience, voting takes only a few moments:

ONLINE
Go to WWW.PROXYVOTE.COM and enter the control number provided.

PHONE
Call toll-free 844-847-5063, Monday—Friday, 9:00 a.m. to 10:00 p.m. ET.

If you have already submitted your vote, please accept our thanks and disregard this reminder.

Thank you for taking the time to make your voice heard.

Sincerely,

Goldman Sachs Funds

Broadridge Financial Solutions has been authorized by Goldman Sachs to help gather shareholder votes. Your participation is highly important to help the fund reach its required participation threshold.